[ARTICLE]5
                                                 Exhibit 10.13
                       FIRST AMENDMENT TO
                      CONSULTING AGREEMENT

     This is the FIRST AMENDMENT made as of June 16, 1995, to the Consulting Agreement dated January 31, 1994 (the "Consulting
Agreement"), by and between Barr Laboratories, Inc. (the
"Company") and Edwin A. Cohen (the "Executive").

     WHEREAS, the Executive has agreed, for the period of July 1, 1995 to June 30, 1996, to make himself available to the Company to render consulting services up to 120 days from 80 days as required in the Consulting Agreement; and

     WHEREAS, the Company has agreed to increase the Executive's compensation for the period of July 1, 1995 to June 30, 1996; and

     WHEREAS, pursuant to and consistent with the provisions of Paragraph 5(b) of the Consulting Agreement, the parties wish to amend the Consulting Agreement to affect these purposes;

     NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Paragraph 3(d)(i) is hereby amended to require the Executive to render consulting services under the Consulting Agreement on not more than 120 days during the period of the Term beginning July 1, 1995 and ending June 30, 1996.

2. Paragraph 5(a)(i) is hereby amended to require the Company to compensate the Executive at a rate per annum equal to $150,000 during the period of the Term beginning July 1, 1995 and ending June 30, 1996.

3. Except as specifically set forth in this First Amendment to the Consulting Agreement, all terms and conditions of the Consulting Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Consulting Agreement as of the date first above written.



[Seal]                                  BARR LABORATORIES, INC.

ATTEST:                            By:  /s/ Edwin A. Cohen

                                       /s/ Bruce L. Downey

/s/ Cathy L. Burgess